Exhibit 23.3

Consent of Davis Polk & Wardwell

          We consent to all references to our firm under the captions “Taxation – United States Tax” and “Legal Matters” in the Prospectus contained in the Registration Statement on Form F-3 of ICICI Bank Limited.

/s/ Davis Polk & Wardwell
DAVIS POLK & WARDWELL

Date: March 10, 2005
Paris, France